SCHUMACHER & ASSOCIATES, INC.

Certified Public Accountants

7931 S. Broadway, #314

Littleton, CO 80122

(303) 480-5037   FAX (303) 379-5394

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dear Commissioners:

We have read the statements included under Item 4.01 “Changes in Registrant’s Certifying Accountants” in the Form 8-K filed with the Securities and Exchange Commission on or about March 7, 2011 of Athena Silver Corporation, and we agree with such statements as they pertain to our firm, except that we have no basis to agree or disagree with the statement regarding the board’s approval to dismiss our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

Littleton, Colorado

March 7, 2011